U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                           Date of Report: May 9, 2002
                        (Date of earliest event reported)

                             ICT Technologies, Inc.

               (Exact name of Company as specified in its charter)

                Delaware               000-29805                13-4070586
   (State or other jurisdiction       (Commission            I.R.S. Employer
          of incorporation)           File Number)          Identification No.)


                  33 West Main Street, Elmsford, New York 10523
               (Address of principal executive offices) (Zip Code)

         Company's telephone number, including area code: 914-592-1700

This Amendment No. 1 to the Current Report of ICT Technologies, Inc. (the "Company" or "ICT") on Form 8-K dated May 13, 2002 (the "Report") relates to the Company's completion of the acquisition (the "Acquisition") of a 100% ownership interest in Europhone, Inc., Eurospeed, Inc., Eurokool, Inc. (collectively, "Europhone"), and Europhone USA, Inc. ("Europhone USA"). The purpose of this Amendment is to amend Items 1 and 2 of the Report to correct the description of the Acquisition, to provide the financial statements of Europhone and Europhone USA and to provide the required pro forma financial information relating to the business combination between ICT, Europhone, and Europhone USA, which were impracticable to provide at the time of the initial filing of the Report.

Item 1. CHANGES IN CONTROL OF COMPANY

On or about May 9, 2002, the Company consummated a transaction (collectively, the "2002 Transaction" with Mr. Vasilios Koutsobinas pursuant to which a change in control of the Company occurred. The terms of the 2002 Transaction were established pursuant to a series of written and oral agreements. On or about April 29, 2003 these agreements were memorialized in (and the prior written agreements superseded by) an Amended and Restated Share Acquisition, Voting and Disposition Agreement (the "Amended Agreement").

Pursuant to the 2002 Transaction, Mr. Koutsobinas contributed to ICT a 100% ownership interest in Europhone, Inc. Prior to such contribution, Europhone, Inc. had entered into distribution agreements with manufacturers, located in the Peoples Republic of China, of motorcycles, mobile telephones and air conditioners and a distribution agreement with a Canadian telecommunications company relating to the sale of prepaid internet service.

Pursuant to the 2002 Transaction, Mr. Koutsobinas caused Europhone USA, which at the time the 2002 Transaction was consummated was wholly owned by Mr. Koutsobinas, to perform as agent for the Company distribution agreements that had been entered into by Europhone USA relating to the sale of prepaid telephone calling cards, ISP service and long distance telephone service. The Amended Agreement amended the terms of the 2002 Transaction to include the contribution by Mr. Koutsobinas to the Company of a 100% ownership interest in Europhone USA, in recognition of the fact that Europhone USA and the Company had been operating on a combined basis since May 9, 2002.

Finally, pursuant to the 2002 Transaction, Mr. Koutsobinas contributed to the Company a 100% ownership interest in Eurospeed, Inc. and Eurokool, Inc., which do not currently conduct operations but hold certain intellectual property used by the Company.

In consideration for the assets contributed to ICT by Mr. Koutsobinas, ICT issued 68,000,000 shares of new common stock to Mr. Koutsobinas and 10,000,000 shares of new common stock (the "Europhone USA Shares") to Europhone USA. Accordingly, Mr. Koutsobinas became the controlling stockholder of the Company and also assumed the positions of Chairman and Chief Executive Officer upon the closing of the 2002 Transaction. ICT anticipates that, as a consequence of the contribution of the capital stock that Europhone USA contributed to the Company, the Europhone USA Shares will be cancelled and 10,000,000 additional shares of new common stock will be issued to Mr. Koutsobinas.

Mr. Koutsobinas acquired control of the Company from Mr. Joshua Shainberg, who continues to serve as President and a Director of the Company. Assuming the reissuance of the Europhone USA Shares to Mr. Koutsobinas, and taking into account the cancellation of 6,000,000 shares of the Company's common stock that were initially issued in escrow to Mr. Nick Kontonicolas (who acted as an advisor in connection with the 2002 Transaction) and an entity controlled by Mr. Kontonicolas, Mr. Koutsobinas owns approximately 91.0% of the Company's outstanding shares. Pursuant to the Amended Agreement, Mr. Shainberg has granted Mr. Koutsobinas a proxy over all shares of capital stock of the Company held by Mr. Shainberg until June 30, 2007. During the period the proxy is in effect, each of Mr. Koutsobinas and Mr. Shainberg have agreed not to sell more than 2 million shares of the Company's common stock in any year; this agreement is enforceable only by Mr. Koutsobinas and Mr. Shainberg and not by any other stockholder of the Company.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

See Item 1. In addition to the assets described in Item 1, ICT received certain fixtures, furniture and equipment in connection with the 2002 Transaction. The consideration exchanged in the 2002 Transaction was determined on a negotiated basis and not by reference to the trading price of ICT's capital stock.

The 2002 Transaction has been accounted for using the purchase method of accounting, and the purchase price of the transaction has been recorded based on the fair market value of the transferred assets. The purchase price has been allocated to the assets acquired and liabilities assumed by the Company based on their relative fair market values at the acquisition date as the issuance of shares of common stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combining Financial Information

The following pro forma financial information (including the notes thereto) present condensed combining statements of operations of ICT Technologies, Inc., as adjusted for the acquisition of Europhone USA and Europhone in a transaction which occurred on or about May 9, 2002 (the 2002 Transaction). The pro forma information has been derived from the audited and unaudited financial statements of the entities being combined. This information is not necessarily indicative of the combined results of operations that would have occurred if the transaction had occurred at January 1, 2002, nor is it indicative of future operating results. The data set forth should be read in conjunction with the historical audited and unaudited financial statements, including the related notes thereto.

The following pro forma condensed combining statements of operations for the four months ended April 30, 2002 give effect to the 2002 Transaction as if it had occurred on January 1, 2002.

                     ICT TECHNOLOGIES, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                    CONTENTS

Proforma Consolidated Balance Sheet as of April 30, 2002 ................      1
Proforma Consolidated Statements of Operations as of April 30, 2002 .....      2
Notes to Proforma Consolidated Financial Statements .....................    3-4
Report of Independent Certified Public Accountants ......................      5
Europhone USA, Inc. Balance Sheet for the four months ended
 April 30, 2002 (Unaudited) and the year ended December 31, 2001 ........      6
Europhone USA, Inc. Statement of Operations for the four months ended
 April 30, 2002 and 2001 (Unaudited) and the years ended
 December 31, 2001 and 2000 .............................................      7
Europhone USA, Inc. Statement of Stockholders Equity ....................      8
Europhone USA, Inc. Statement of Cash Flows for the four months ended
 April 30, 2002 and 2001 (Unaudited) and the years ended
 December 31, 2001 and 2000 .............................................      9
Notes to Financial Statements ...........................................  10-18

                             ICT TECHNOLOGIES, INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                 April 30, 2002
                                     ASSETS

                                                                                                                    Consolidated
                                         ICT        Europhone                                                            ICT
                                    Technologies       USA      Europhone,   Eurospeed,   Eurokool,                  Technologies
                                        Inc.           Inc.        Inc.         Inc.        Inc.      Adjustments         Inc.
                                    ------------    ---------   ----------   ----------   ---------   -----------   -------------
CURRENT ASSETS
    Cash and cash equivalents       $     6,251     $     100    $    -0-      $ -0-       $ -0-                      $     6,351
    Inventory                            90,090       207,203    $    -0-      $ -0-                   $ (90,090)         207,203
                                    -----------     ---------    -------       ----                    ---------
    Total current assets                 96,341       207,303    $    -0-      $ -0-                     (90,090)         213,554

PROPERTY AND EQUIPMENT, net                            29,074                                                              29,074

Security deposit                                        5,000                                                               5,000
Goodwill                                                                                                  78,000           78,000
                                    -----------       -------    -------       ----        ----        ---------      -----------
TOTAL ASSETS                        $    96,341       241,377    $    -0-      $ -0-       $ -0-       $ (12,090)     $   325,628
                                    ===========       =======    =======       ====        ====        =========      ===========
AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
    Accounts payable and
     accrued expenses               $    49,178     $   8,064                                                         $    57,242
    Officer loans payable               131,226        61,254                                            (90,090)         102,390
    Line of credit payable                            312,351                                                             312,351
    Deferred revenue                                  106,277                                                             106,277
                                    -----------     ---------                                          ---------      -----------
    Total current liabilities           180,404       487,946                                            (90,090)         578,260

STOCKHOLDERS EQUITY
Common stock authorized
200,000,000 shares, $.001 each
At April 30, 2002 there are
7,686,025 shares Outstanding
and 84,000,000                            7,686         1,000                                             84,000           91,686
                                                                                                          (1,000)
Additional paid-in capital            1,168,110                                                         (247,569)         921,541
                                                                                                           1,000
Retained Earnings (deficit)          (1,259,859)     (247,569)                                           247,569       (1,265,859)
                                                                                                          (6,000)
                                    -----------     ---------                                          ---------      -----------
Total stockholders equity               (84,063)     (246,569)                                            78,000         (252,632)
                                    -----------     ---------                                          ---------      -----------
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                 $    96,341     $ 241,377                                          $  12,090      $   325,628
                                    ===========     =========                                          =========      ===========

The accompanying notes are an integral part of these statements.

                             ICT TECHNOLOGIES, INC.
                 PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                      Consolidated
                                        ICT        Europhone                                                               ICT
                                   Technologies       USA        Europhone,   Eurospeed,   Eurokool,                  Technologies
                                        Inc.          Inc.          Inc.         Inc.         Inc.     Adjustments         Inc.
                                   ------------    ---------     ----------   ----------   ---------   -----------    ------------
Revenue                             $      -0-     $ 495,381       $  -0-       $  -0-       $  -0-                     $495,381

Cost of goods sold                         -0-       376,509       $  -0-       $  -0-       $  -0-                      376,509
                                    ---------      ---------       -----        -----        -----
Gross profit                               -0-       118,872                                                             118,872

Operating Expenses
    Selling, general and
      Administrative                    2,305        100,553                                                             102,858
    Depreciation                           -0-         2,544                                                               2,544
                                    ---------      ---------       -----        -----        -----                       -------
    Total operating Expenses            2,305        103,097       $  -0-       $  -0-       $  -0
Net Income (loss) from operations      (2,305)        15,775                                                              13,470

Other income and expenses

Interest expense                                       2,666                                                               2,666
                                    ---------      ---------       -----        -----        -----                       -------
Total other expenses                                   2,666                                                               2,666
                                    ---------      ---------                                                             -------
Income (loss)                       $  (2,305)     $  13,109       $  -0-       $  -0-       $  -0-                      $10,804
                                    =========      =========       =====        =====        =====                       =======

                             ICT TECHNOLOGIES, INC.
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   MAY 9, 2002

(1)   GENERAL

ICT Technologies, Inc. (the "Company" or "ICT") entered into an agreement on or about May 9, 2002 whereby the Company issued 68,000,000 new shares of common stock to Mr. Vasilios Koutsobinas and 10,000,000 new shares of common stock to Europhone USA, Inc. ("Europhone USA") in consideration for 100% ownership interest in Europhone, Inc., Eurospeed, Inc. and Eurokool, Inc. ("Europhone"). The agreement was subsequently amended to include 100% ownership of Europhone USA recognizing that the companies had been operating on a combined basis since the effective date of the agreement, May 9, 2002.

The transaction has been accounted for using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of the transferred assets. The purchase price will be allocated to the Company's assets acquired and liabilities assumed by ICT based on their relative fair market values at the acquisition date as the issuance of shares of common stock.

(2)   BASIS OF PRESENTATION

The unaudited proforma consolidated balance sheet consists of the unaudited balance sheet of the Company as of March 31, 2002 and the unaudited balance sheet of Europhone USA as of April 30, 2002 and the statements of operations include the Company for the three months ended March 31, 2002 and for the four months ended April 30, 2002 of Europhone USA.

(3)   PRO FORMA ADJUSTMENTS

The adjustments to the accompanying unaudited consolidated balance sheet are described below:

      (A) Adjustment to reflect issuance of approximately 78,000,000 shares of common stock and the recapitalization of the Company.

      (B) The adjustments to the accompanying unaudited proforma consolidated statements of operations and cash flows are described below:

      ACQUISITION AND PURCHASE PRICE ALLOCATION

ICT issued an aggregate of 78,000,000 common shares of the Company in an acquisition with Vasilios Koutsobinas for 100% ownership interest of Europhone. At the time of the Acquisition, 100% interest of Europhone was owned by Mr. Koutsobinas. Of the remaining 7,686,025 shares of the Company's common stock, 5,960,000 shares are owned by one shareholder and the remaining 1,726,025 shares are in the hands of minority shareholders. The purchase price for accounting purposes is based on the purchase price agreed to by the Company at the time of the Acquisition. Following the transaction, the one shareholder of Europhone USA held approximately 91.0% of the Company. As such, the controlling shareholder of Europhone prior to the Acquisition controlled the Company following the Acquisition.

Under this accounting treatment, the assets acquired and liabilities assumed of Europhone USA have been recorded at their estimated fair values as of the date of Acquisition. The excess purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill.

As of April 30, 2002, Europhone, Inc., Eurospeed, Inc. or Eurokool, Inc. were dormant corporations whose activities were limited to entering into agreements with Ningbo Bird Corporation, Guangdong Chigo Air Conditioning Co., Ltd., Guangdong Richvast Group Company, Limited, Giantco Limited and Canquest Communications (Online) Inc. with Europhone, Inc.

On May 9, 2002, the Company issued 6,000,000 shares of common stock into escrow in consideration for services, to be provided by a consultant to the Company. As of December 31, 2002, the escrowed shares were being held by the Company pending completion of the agreement. Subsequent to the date of the financial statements these shares were returned to the Stock Transfer Agent for cancellation. It is possible that the consultant will take the position that the Company is liable for the re-issuance of these shares. The Company is reserving 6,000,000 shares of common stock pending a final resolution of its rights and obligations under the agreement, which the Company is seeking to accomplish on a negotiated basis. If the Company is required to re-issue these shares of common stock upon that resolution or in connection with any subsequent judicial proceedings, a charge to operations of approximately $6,000,000 would be incurred.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Shareholders of Europhone USA, INC.

I have audited the accompanying balance sheet of Europhone USA, INC. as of December 31, 2001 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 2000 and 2001. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation.

I believe that my audit provides a reasonable basis for my opinion. In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Europhone USA, INC. as of December 31, 2001 and the results of its operations, shareholders' equity and cash flows for the years ended December 31, 2000 and 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Europhone USA, INC. will continue as a going concern. As more fully described in Note 1, the company has incurred operating losses since the date of reorganization and requires additional capital to continue operations. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Europhone USA, Inc. to continue as a going concern.


Thomas Monahan C.P.A.
208 Lexington Avenue
Paterson, New Jersey 07502

May 10, 2003

                               EUROPHONE USA, INC.
                                  BALANCE SHEET

                                                       April 30,    December 31,
                                                          2002          2001
                                                       Unaudited

Current assets
  Cash and cash equivalents                            $     100      $     100
  Inventory                                              207,203         30,501
                                                       ---------      ---------
Current assets                                           207,303         30,601

Property and equipment-net                                29,074         29,274

Other assets
   Security deposit                                        5,000          5,000
                                                       ---------      ---------
Total other assets                                         5,000          5,000

Total assets                                           $ 241,377      $  64,875
                                                       =========      =========

       Liabilities and Stockholders Equity

Current liabilities
   Accounts payable and accrued expenses               $   8,064      $   4,156
   Officer loans payable                                  61,254        108,775
   Bank line of credit payable                           312,351        156,214
   Deferred income                                       106,277         82,405
                                                       ---------      ---------
Total current liabilities                              $ 487,946      $ 351,550
                                                       ---------      ---------
Stockholders equity

Common stock authorized 200 shares no par value
At December 31, 2001 and April 30, 2002,
 there are 200 shares outstanding                          1,000          1,000
Additional paid in capital
Retained earnings                                       (247,569)      (287,676)
                                                       ---------      ---------
Total stockholders equity                               (246,569)      (286,676)
                                                       ---------      ---------
Total liabilities and stockholders equity              $ 241,377      $  64,875
                                                       =========      =========

See notes to accompanying financial statements

                               EUROPHONE USA, INC.
                             STATEMENT OF OPERATIONS

                             December 31,     December 31,     April 30,        April 30,
                                 2000             2001           2001             2002
                                                               Unaudited        Unaudited
Revenue
Prepaid telephone cards        $ 43,685        $  19,561        $ 15,058        $ 495,381

Cost of goods sold
   Telephone cards               34,481           18,448           6,948          376,509
                               --------        ---------        --------        ---------
Total cost of goods sold         34,481           18,448           6,948          376,509

Gross profit                      9,204            1,113           8,110          118,872

Operating expenses
   Selling, general
   and administrative            33,593          247,072          47,391           73,555
   Depreciation                   1,300            7,643             792            2,544
                               --------        ---------        --------        ---------
Total operating expense          34,893          254,715          48,183           76,099

Income (loss) from
   Operations                   (25,689)        (253,602)        (40,073)          42,773
Other income
   Interest expense                 848            7,537           1,370            2,666
                               --------        ---------        --------        ---------

Total other expense                (848)          (7,537)         (1,370)          (2,666)

Net income (loss)              $(26,537)       $(261,139)       $(41,443)       $  40,107
                               ========        =========        ========        =========

See accompanying notes to financial statements

                               EUROPHONE USA, INC.
                        STATEMENT OF STOCKHOLDERS EQUITY

                              Common      Common     Additional paid      Retained
Date                           Stock       Stock         Capital          Earnings          Total
Balances
January 1, 2000                          $   1,000                       $ (26,537)       $ (25,537)

Net loss                                                                  (261,139)        (261,139)
                             --------    ---------    ------------        --------        ---------

Balances
December 31, 2001                        $   1,000                        (287,676)       $(286,676)

Unaudited
April 30, 2002

Net Profit (Loss)                                                           40,107           40,107
                             --------    ---------    ------------        --------        ---------

Balances
April 30, 2002                           $   1,000                        (247,569)       $(246,569)

                               EUROPHONE USA, INC.
                            STATEMENTS OF CASH FLOWS

                                      December 31,    December 31,      April 30,        April 30,
                                          2000            2001             2001            2002
                                                                        Unaudited       Unaudited
OPERATING ACTIVITIES
    Net (loss)                         $(26,537)       $(261,139)       $(41,443)       $  40,107
    Adjustments for
    noncash and nonoperating
    items:
      Depreciation                        1,300            7,643             792            2,544

     Changes in operating assets

     Inventory                          (15,850)         (27,000)         12,450         (176,703)
     Accounts payable and
      accrued expenses                                     4,157                            3,908
                                       --------        ---------        --------        ---------

CASH PROVIDED (USED) BY
OPERATING ACTIVITIES                    (41,087)        (276,339)        (28,201)        (130,144)

INVESTING ACTIVITIES
  Security deposit                                        (5,000)
  Capital expenditures                  (13,000)         (25,217)         (6,680)          (2,344)
                                       --------        ---------        --------        ---------

CASH USED BY INVESTING
 ACTIVITIES                             (13,000)         (30,217)         (6,680)          (2,344)

FINANCIAL ACTIVITIES
  Sale of common shares                   1,000
  Deferred revenue                                        82,405                           23,872
  Line of credit payable                 42,367          113,847         (33,477)         156,137
  Officer loan payable                   10,820          110,304          68,358          (47,521)
                                       --------        ---------        --------        ---------
CASH PROVIDED BY
 FINANCING ACTIVITIES                    54,187          306,556          34,881          132,488

NET (DECREASE) IN CASH
CASH BALANCE                                100               -0-             -0-              -0-
 BEGINNING OF PERIOD                      $  -0-             100             100              100
                                       --------        ---------        --------        ---------

    CASH BALANCE
    END OF PERIOD                      $    100        $     100        $    100        $     100
                                       ========        =========        ========        =========

    NON CASH ACTIVITIES:
     Interest                                                           $     -0-       $      -0-
     Corporate income taxes                                             $     -0-       $      -0-

                               EUROPHONE USA, INC.

                          NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS, BASIS OF PRESENTATION AND CONTINUING OPERATIONS

Nature of Business and Basis of Presentation

Europhone USA, Inc. ("Europhone USA") is located in Elmsford, New York. The Company is a distributor for products and services in the telecommunications field. Europhone USA sells prepaid telephone calling cards to distribution channels in Greece and the United States and resells long distance telephone service.

ICT Technologies, Inc. (the "Company" or "ICT") entered into an agreement on or about May 9, 2002 whereby ICT issued 68,000,000 new shares of common stock to Mr. Vasilios Koutsobinas and 10,000,000 new shares of common stock to Europhone USA, Inc. ("Europhone USA") in consideration for 100% ownership interest in Europhone, Inc., Eurospeed, Inc. and Eurokool, Inc. ("Europhone"). The agreement was subsequently amended to include 100% ownership of Europhone USA recognizing that the companies had been operating on a combined basis since the effective date of the agreement, May 9, 2002.

The transaction has been accounted for using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of the transferred assets. The purchase price has been allocated to Europhone USA's assets acquired and liabilities assumed by ICT based on their relative fair market values at the acquisition date as the issuance of shares of common stock.

Continuing Operations

During the period required to develop the subscriber base, expand its service coverage area and develop additional prepaid products, Europhone USA has required and will continue to require additional operating funds. Europhone USA has suffered net losses and negative operating cash flows since inception. For the period from inception (July 1, 2000), to April 30, 2002, Europhone USA had net losses from operations of $247,569, negative operating cash flows from operations of $276,339 for the year ended December 31, 2001 and negative working capital aggregating at December 31, 2001 of $320,951 and $280,643 at April 30, 2002. Funding for its operations has been provided primarily by officer loans. For the period from January 1, 2001 through December 31, 2001, and for the four months ended April 30, 2002, management has provided additional funding to Europhone USA totaling $108,775 and $61,254 in the form of officer loans and has loan balances due banks aggregating $156,214 and $312,351 which are guaranteed by Mr. Koutsobinas. The ultimate success of Europhone USA is dependent upon management's ability to market and sell prepaid telephone cards, ISP service and long distance telephone service at levels sufficient to generate operating revenues in excess of expenses. From a financing standpoint, management's focus is on securing sufficient additional capital to build its operating, sales and marketing, and administrative infrastructure to levels needed to generate and support the operations of Europhone USA. Failure to successfully raise this additional capital to fund inventory purchases and achieve positive cash flows makes Europhone USA's ability to continue as a going concern uncertain. While management believes that

Europhone USA will be successful in raising the additional capital and achieving profitable operations, no assurances can be given that Europhone USA will be successful in obtaining additional capital or that such financing will be on terms favorable or acceptable to the company.

The accompanying financial statements have been prepared assuming that Europhone USA will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should Europhone USA be unable to continue as a going concern.

Management's plans for future operations consist of developing its market share for prepaid telephone card services and other services through product awareness promotional campaigns and development of key distributor relationships for its products and services. Europhone USA does not maintain retail outlets for its products. Rather, it sells its products and services through distributors who, in turn, resell the products and services to subscribers through a variety of distribution channels, including convenience-type retail stores and, to a lesser extent, other distribution channels.

In order to provide reliable service to its subscribers, Europhone USA must continue to develop and maintain favorable relationships with telephone carriers from which it purchases airtime. Europhone USA currently maintains contracts with two major carriers, which expire periodically through 2002 and 2003 and are subject to automatic renewal periods if no termination notice is delivered by either party. There are no assurances that management will be successful in its marketing plans or that favorable contracts will be negotiated with the major telephone carriers upon expiration of the existing contracts. Additionally, Europhone USA must continue to update its products and services to meet current technology standards.

The financial statements presented consist of the balance sheet of Europhone USA at December 31, 2001 and the related statements of operations and cash flows for the years ending December 31, 2000 and 2001.

The unaudited financial statements presented consist of the unaudited balance sheet of Europhone USA at April 30, 2002 and the related unaudited statements of operations and cash flows for the four months ended April 30, 2001 and 2002.

2. ACQUISITION AND PURCHASE PRICE ALLOCATION

ICT entered into an agreement on or about May 9, 2002 whereby the Company issued 68,000,000 new shares of common stock to Mr. Vasilios Koutsobinas and 10,000,000 new shares of common stock to Europhone USA. The agreement was subsequently amended to include 100% ownership of Europhone USA, recognizing that the companies had been operating on a combined basis since the effective date of the agreement, May 9, 2002. The purchase price for accounting purposes is based on the purchase price agreed to by Europhone USA at the time of the Acquisition. Following the transaction, the one shareholder of Europhone USA held approximately 91.0% of ICT. As such, the controlling shareholder of Europhone USA prior to the Acquisition controlled ICT following the Acquisition.

Under this accounting treatment, the assets acquired and liabilities assumed of Europhone USA have been recorded at their estimated fair values as of the date of

Acquisition. The excess purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill.

The following shows the allocation of the purchase price to the assets of Europhone USA.

      Assets acquired at fair value               $ 241,377
      Liabilities assumed at fair value            (487,946)
      Goodwill                                      324,569
                                                  ---------
          Purchase price                          $  78,000
                                                  =========

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vulnerability Due to Certain Concentrations

Financial instruments that potentially subject Europhone USA to concentration of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Concentration of credit risk with respect to trade accounts receivable is concentrated with two customers. One customer accounted for more than 10% of consolidated revenues in Fiscal 2001 for prepaid telephone calling cards. This concentration of revenues increases Europhone USA's risk associated with nonpayment by these customers.

Europhone USA is subject to risks associated with its international operations, including changes in exchange rates, difficulty in trade accounts receivable collection and longer payment cycles.

Management regularly monitors the creditworthiness of its domestic and international customers and believes that it has adequately provided for any exposure to potential credit losses.

Europhone USA does not extend credit to retail purchasers of the company's products and services.

Revenue Recognition and Deferred Revenue

As of December 31, 2001 and April 30, 2002, Europhone USA's products consist of prepaid phone cards and long distance service. Communications services are recognized as revenue when services are provided. Europhone USA offers essentially two classes of prepaid calling cards; "first use" and "usage" cards. Prepaid calling cards are delivered to the dealers essentially on a consignment basis. Upon notification by the telephone carrier that cards have been initialized by a customer, the face amount less dealer discount is invoiced and recognized as deferred income. Invoices are payable by the dealer within 48 hours after invoicing.

Revenue is earned through the rounding of minutes used, access charges, connection charges and weekly maintenance fees and Europhone USA pays the related telephone charges to the carrier on a monthly basis as usage occurs. It is Europhone USA's experience that these cards are consumed within the first 30 days of sale and activation; otherwise, they will expire after 90 days.

Prepaid calling cards that have been activated and placed into the dealers' inventory will automatically expire after one year if not sold.

Deferred revenues for "first use" prepaid telephone cards as of December 31, 2001 and for the four months ended April 30, 2002 were $82,405 and $106,277 respectively.

Long distance service is provided by one carrier and revenue received from reselling long distance service is earned on a commission basis.

Inventories

Inventories include prepaid phone cards and are valued at the lower of cost or market. Such costs consist of the printing and packaging of the cards. Europhone USA performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable inventories and records necessary provisions to reduce such inventories to net realizable value. Prepaid phone cards are held as inactive status and are activated upon proof of delivery to the distributor. As of December 31, 2001 and April 30, 2002, inventory consisted primarily of preprinted telephone calling cards with an actual cost of $30,501 and $207,203 respectively.

Sources of Supply

Europhone USA sells prepaid telephone calling cards in two primary countries, the United States and Greece, through a relationship with one primary carrier providing access, billing and egress. Should Europhone USA not be able to renew its reseller carrier arrangement with its existing carrier network, it would need to seek service from another carrier in the market. While management believes that a similar service could be obtained from other carriers in each market it serves, a disruption in the company's contracts could affect the ability of Europhone USA to meet its customers' requirements.

Europhone USA currently resells long distance telephone service through a relationship with one primary provider, which has relationships with three primary carriers providing coverage and access to approximately 97% of the United States and mainstream networks. Should Europhone USA not be able to renew its reseller carrier arrangements with its existing carrier network, it would need to seek service from another carrier. While management believes that service could be obtained from another carrier in each market it serves, a disruption in the company's contract could affect the ability of Europhone USA to meet its customers' requirements.

Property and Equipment

Property and equipment are stated at cost and consist of computers and equipment, computer software, furniture and fixtures and leasehold improvements. These assets are depreciated on a straight-line basis over the estimated useful lives of the assets, ranging up to five years. Leasehold improvements are amortized over the estimated useful life of the assets or the term of the lease, whichever is shorter. Maintenance and repairs are expensed as incurred. Expenditures for major renewals, replacements and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized. Property and equipment consists of the following at December 31, 2001 and April 30, 2002:

                                           December 31,     April 30,
                                               2001           2002

      Furniture and fixtures                $  13,283       $  13,283
      Leasehold improvements                   24,934          27,278
                                            ---------       ---------
                                               38,217          40,561
      Less - Accumulated depreciation
        and amortization                        8,943          11,487
                                            ---------       ---------
                                            $  29,274       $  29,074
                                            =========       =========

Depreciation expense was $1,300 and $7,643 for the years ended December 31, 2000 and 2001 and for the four months ended April 30, 2001 and 2002, $792 and $2,544 respectively.

Impairment of Long-lived Assets

Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of (SFAS 121) establishes accounting standards for the impairment of long-lived assets. The Company reviews its long-lived assets, including property and equipment and intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable based on the expected undiscounted net cash flows of the related asset, an impairment loss is recognized and the asset's carrying value is reduced. There were no significant impairment losses recorded in 2001 and for the four months ended April 30, 2002.

Goodwill

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but are subject to impairment tests, performed at least annually, in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all the cash balances and highly liquid investments with an original maturity of three months or less.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of

Financial Accounting Standards No. 109, "Accounting for Income Taxes". Accordingly, deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the income statement in the period of the income tax rate change. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount expected to be realized in future years.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses included in selling, general and administrative expenses for years ended December 31, 2001 and 2002 and for the four months ended April 30, 2001 and 2002, were approximately $5,416, $30,265, $18,950 and $29,662 respectively.

Fair Value of Financial Instruments

The values the Company presents for financial assets and liabilities as of December 31, 2001 and April 30, 2002 (including cash and cash equivalents, accounts receivable, restricted cash, accounts payable and accrued expenses) approximate the fair market value of these assets and liabilities due to their short maturity. The fair value of notes payable approximates carrying value at December 31, 2002 and April 30, 2002.

Recently Issued Accounting Standards

In June 2001, the FASB issued SFAS No. 143, Accounting for Retirement Obligations ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. The Company is required to adopt SFAS 143 on August 1, 2002 and expects that the provisions will not have a material impact on its consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

SFAS 145 amends Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with the FASB's goal of requiring similar accounting treatment for transactions that have similar economic effects. SFAS 145 also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. ICT is required to adopt SFAS 145, effective for Fiscal 2003. Upon adoption, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods presented that does not meet the criteria of APB Opinion No. 30 will be reclassified to conform with the provisions of SFAS 145. Europhone USA does not expect the adoption of SFAS 145 will have a material impact on its consolidated financial statements.

Unaudited financial information

In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of Europhone USA as of April 30, 2002 and the results of its operations and its cash flows for the four months ended April 30, 2001 and 2002. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Litigation

Europhone USA is subject to litigation in the ordinary course of its business. Management believes that any potential liability thereto is not material to the company's financial position and results of operations.

4. STOCKHOLDERS' EQUITY

Common Stock

The following common stock transactions occurred in fiscal year 2002:

Other than the merger, there were no other stock transactions.

5. BANK LINE OF CREDIT

On May 31, 2001, Europhone USA received a revolving line of credit providing a $200,000 line of credit from the Ponce De Leon Federal Bank and is payable in monthly installment payments of $4,980 including interest at 9%. At December 31, 2001 and April 30, 2002, the balance due was $156,214 and $312,351 respectively. The line of credit has the personal guarantee of Mr. Koutsobinas.

As of April 30, 2002, Europhone USA is obligated to pay to Ponce De Leon Federal Bank a $300,000 loan with interest at 8%. This loan is due on June 17, 2002.

6. LEASES

ICT leases approximately 2,700 feet of office space from an unrelated party at 33 West Main Street, Elmsford, New York. The lease is in the name of Europhone USA and is for a period extending to January 31, 2006 at an annual rent of $51,471 and a security deposit of $9,594. Future commitments for minimum lease rentals under non cancelable leases at December 31, 2002, are as follows:

      2003                 $86,400
      2004                 $88,992
      2005                 $91,662
      2006                 $94,412

Rent expense including common area charges under operating leases was $39,489 and $85,670 for the years ended December 31, 2000 and 2001 and for the four months ended April 30, 2001 and 2002, $67,728 and $6,907 respectively. Obligations under capital leases are not significant.

7. INCOME TAXES

A deferred income tax asset is established for the complete amount of income tax benefits available in future periods from the assumed realization of tax net operating loss carryforwards. In addition, a deferred income tax asset or liability is established for the complete amount of income tax benefits or liabilities from the effect of temporary differences. The components of the net deferred income tax assets as of April 30, 2002, were as follows:

Deferred income tax assets:
    Net operating loss carryforwards       $ 94,076
    Valuation allowance                     (94,076)
                                           --------
Net deferred income tax assets             $      0
                                           ========

At December 31, 2001 and April 30, 2002, the Company has federal and state income tax loss carryforwards of approximately $287,676 and $247,569 respectively which expire through 2020, subject to the limitations of the IRC
Section 382. The Company has provided a valuation allowance of $287,676 and $247,569 at December 31, 2001 and April 30, 2002, because, in management's assessment, it is uncertain whether the net deferred income tax assets will be realized. The valuation allowance changed by $256,885 during 2001 primarily due to increased net operating losses (NOLs) which increased the amount of the Company's gross deferred income tax assets.

Future sales of common stock by the Company or its principal stockholders, or changes in the composition of its principal stockholders, could constitute a "change of control" that would result in annual limitations on the Company's use of its NOLs and unused tax credits. Management cannot predict whether such a "change in control" will occur. If such a "change in control" were to occur, the resulting annual limitations on the use of NOLs and tax credits would depend on the value of the equity of the Company and the amount of "built-in-gain" or "built-in-loss" in the Company's assets at the time of the "change in control," which cannot be known at this time.

8. RELATED PARTY TRANSACTIONS

Europhone USA entered into an agreement with an effective date of May 9, 2002 whereby ICT issued 68,000,000 new shares of common stock to Mr. Koutsobinas and 10,000,000 new shares of common stock to Europhone USA.

As of December 31, 2001 and April 30, 2002, Europhone USA is obligated to repay moneys advanced by Mr. Koutsobinas aggregating $108,775 and $61,254. These moneys are payable on demand with interest at 4.25%.

9. BUSINESS SEGMENT INFORMATION

Europhone USA has two reportable business segments: prepaid telephone calling cards and long distance telecommunications services. The retail telecommunications services business segment includes domestic and international prepaid and rechargeable calling cards and consumer long distance services to individuals and businesses. As of December 31, 2000 and 2001 and for the four months ended April 30, 2002, the company's revenues were from prepaid telephone cards.

Europhone USA evaluates the performance of its business segments based primarily on operating income (loss) after depreciation, amortization and impairment charges, but prior to interest income (expense), other income (expense), income taxes, extraordinary items and cumulative effect of accounting changes. All corporate overhead is allocated to the business segments based on time and usage studies, except for certain specific corporate costs, such as treasury management and investment-related costs, which are not allocated to the business segments. Operating results and other financial data presented for the principal business segments of the company for the year ended December 31, 2000 and 2001 and for the four months ended April 30, 2001 and 2002 were $43,685, $19,561, $15,058 and $495,381 respectively.

Revenue from customers located outside of the United States represented approximately 63.6%, of total revenues for the year ended December 31, 2001 and April 30, 2002, with 36.4% representing sales from Greece.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ICT TECHNOLOGIES, INC.


Date:  July 10, 2003                      By: /s/ Vasilios Koutsobinas
                                              --------------------------------
                                              Vasilios Koutsobinas
                                              Chief Executive Officer

                                    Exhibits
Exhibit
Number            Description of Exhibits
------            -----------------------

10.1 Amended and Restated Share Acquisition Voting and Disposition Agreement dated as of May 9, 2002 and executed April 29, 2003 by and among Europhone USA, Inc., Vasilios Koutsobinas, and Joshua Shainberg